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                                                                    EXHIBIT 11.1

                      FIRST VIRTUAL HOLDINGS INCORPORATED
                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                        YEAR ENDED
                                             --------------------------------
                                             DECEMBER 31,        DECEMBER 31,
                                                 1997                1996
                                             ------------        ------------
Net loss applicable to common shares         $(17,197,282)       $(10,689,940)

Common Stock                                    8,843,367           4,473,195

Conversion of Redeemable Preferred
  Stock into Common Stock                             ---           1,958,698
                                             ------------        ------------
Shares used in computing net loss
  per common share, basic and diluted           8,842,367           6,431,893
                                             ============        ============
Net loss per common share,
  basic and diluted                                $(1.94)             $(1.66)
                                             ============        ============